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                                                                    Exhibit 10.2


                                PROMISSORY NOTE

                                                        Date: November ___, 1997

       On March 31, 1998, I promise to pay to the order of Alliant Techsystems Inc. (the "Corporation") the sum of ____________________________________Dollars
($__________________) with interest at a rate per annum equal to the greater of
(a) 6% or (b) the "applicable federal rate" in effect on the date hereof for loans of such maturity, as determined by Section 1274(d) of the Internal Revenue Code.

       There has been given as collateral for the payment of this Promissory Note the number of shares of the Common Stock of the Corporation described in the Stock Pledge Agreement between the Corporation and the undersigned dated as of the date hereof.

       This Promissory Note is evidence of an indebtedness incurred by the undersigned in connection with a loan to the undersigned by the Corporation pursuant to the terms of the Alliant Techsystems Inc. LSAR Option Loan Program (the "Program"). This Promissory Note is subject to the terms and provisions of, and is entitled to the benefits of, the Program.



                              Signature:  _______________________________

                              Print Name: _______________________________
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                             STOCK PLEDGE AGREEMENT
                              (SECURITY AGREEMENT)


       This Agreement, dated as of November ___, 1997, is governed by the Uniform Commercial Code of the State of Minnesota.

Borrower's Name:
                -------------------------------------------------
        Address:
                -------------------------------------------------

                -------------------------------------------------

Secured Party: Alliant Techsystems Inc.
               600 Second Street N.E.
               Hopkins, MN 55343

       1. In this Agreement, the words "I," "me," and "my" mean the Borrower, and the words "you" and "your" mean the Secured Party.

       2. I agree to give you a security interest in my property described below, which is called "Collateral." The Collateral covered by your security interest is the following number of shares of Alliant Techsystems Inc. common stock, which are being issued in connection with my exercise of an employee stock option, and the stock certificates for which you may direct your transfer agent to deliver to you to hold: ______________. Any proceeds from the sale of Collateral are also part of the Collateral.

       3. By granting you a security interest in the Collateral, I intend to provide you with security for payment of any amounts I may owe you under the Promissory Note (the "Promissory Note") dated the same date as this Agreement, which is evidence of my indebtedness to you in connection with a loan to me by you under the Alliant Techsystems Inc. LSAR Option Loan Program (the "Program").

       4. If I don't repay any amounts I may owe you under the Promissory Note you can take the Collateral and sell it as described below. The rights and obligations you and I have under this Agreement also include the rights and obligations you and I have under the Promissory Note and the Program.

       5. I agree to help you do all that is necessary to protect your security interest in the Collateral.

       6. I am using the money you are lending me to buy the Collateral. You have what is called a "purchase money security interest" in the Collateral.
This may give you more protection against others who might claim the Collateral is theirs.
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       7. I own the Collateral and no one else has any interest in it or claim against it. I agree not to give it as security to anyone else until I have paid you all amounts I owe you under the Promissory Note.

       8. I agree that without giving me any advance notice, you can require me to pay all amounts I owe you under the Promissory Note at once if I break any promise made under this Agreement or the Promissory Note.

       9. I will be in default if:

          - I don't pay any amount I owe you under the Promissory Note when it is due.

          - I break any promise I have made to you in this Agreement or the Promissory Note.

          - I become insolvent or file a petition in bankruptcy or a petition in bankruptcy is filed against me.

          - I grant a security interest in the Collateral to someone else.

          - I die or become incompetent.

     10. If I am in default, you can:

          - sell as much of the Collateral as is necessary to provide you with proceeds that will at least equal the amounts I own you under the Promissory Note, or

          - transfer to your ownership as much of the Collateral as has a fair market value equal to the amounts I owe you under the Promissory Note.

If the sale proceeds or fair market value of the Collateral transferred to your ownership are not enough to pay all of the amounts I owe you under the Promissory Note, I still will have to pay the difference, plus interest at the rate described in the Promissory Note. If you sell or transfer to your ownership less than all of the Collateral as described above, you will return to me the remaining Collateral and any left over proceeds.

       11. Because you excuse one default by me does not mean that later defaults will be excused.

       12. You also have the rights and remedies regarding possession, retention and sale of the Collateral and use of the proceeds as are permitted by the Uniform Commercial Code.

       13. You are authorized to file a Financing Statement.
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       14. I've read this Agreement and received a copy.  I understand it contains all my rights and responsibilities. No oral statements will be binding. All changes must be approved by you in writing. My heirs and legal representatives will also be responsible under this Agreement.

Date: November ___, 1997

                                     ALLIANT TECHSYSTEMS INC.


--------------------------------     By:
                                        --------------------------------
Name:                                Name:
     ---------------------------          ------------------------------
             Borrower                Title:
                                           -----------------------------
                                                   Secured Party